Exhibit 99.3

Report of Independent Auditors

To the Stockholders and Board of Directors of

Outsourcing Solutions Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, stockholders’ equity and cash flows present fairly, in all material respects, the financial position of Outsourcing Solutions Inc. and its subsidiaries at December 31, 2007 and the results of their operations and their cash flows for the year ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 19 to the consolidated financial statements, the Company was acquired by NCO Group, Inc. on February 29, 2008.

March 28, 2008

Outsourcing Solutions Inc. and Subsidiaries

Consolidated Balance Sheet

December 31, 2007

(In thousands, except share and per share amounts)

Assets
Cash and cash equivalents	$40,712
Cash and cash equivalents held for clients	24,387
Accounts receivable—trade, less allowance for doubtful receivables of $2,755	46,730
Purchased loans and accounts receivable portfolios	2,905
Property and equipment, net	19,027
Goodwill	74,481
Intangible assets, net	16,524
Deferred financing costs, less accumulated amortization of $4,503	2,395
Deferred income taxes	19,057
Other assets	12,525

Total	$258,743

Liabilities and stockholders’ equity
Accounts payable—trade	$5,748
Collections due to clients	24,387
Accrued salaries, wages and benefits	16,213
Debt	108,436
Other liabilities	59,409
Mandatorily redeemable preferred stock	18,385

Total liabilities	232,578
Commitments and contingencies (Notes 12 and 13)
Stockholders’ equity
Voting Class A common stock; $.01 par value; authorized 10,000,000 shares, 4,016,100 issued and outstanding	40
Voting Class B common stock; $.01 par value; authorized 4,000,000 shares, none issued	—
Paid-in capital	31,326
Accumulated deficit	(5,201)

Total stockholders’ equity	26,165

Total	$258,743

The accompanying notes are an integral part of these consolidated financial statements.

Outsourcing Solutions Inc. and Subsidiaries

Consolidated Statement of Operations

Year Ended December 31, 2007

(In thousands)

Revenues	$411,749
Expenses
Salaries and benefits	198,466
Service fees and other operating and administrative expenses	183,698
Depreciation expense	8,611
Amortization/Impairment of intangibles	13,646

Total expenses	404,421

Operating income	7,328
Other expense	292
Interest expense	15,906
Mandatorily redeemable preferred stock dividends	2,561
Interest income	(1,398)

Loss before income taxes and minority interest	(10,033)
Provision for income taxes	560
Minority interest	913

Loss from continuing operations	(11,506)
Earnings from discontinued operations, net of tax	694

Net loss	$(10,812)

The accompanying notes are an integral part of these consolidated financial statements.

Outsourcing Solutions Inc. and Subsidiaries

Consolidated Statement of Stockholders’ Equity

Year Ended December 31, 2007

(In thousands)

	Common Stock		Paid-in Capital	Retained Earnings/ (Accumulated Deficit)	Total
	Voting Class A	Voting Class B
Balance, January 1, 2007	40	—	30,691	5,611	36,342
Vesting of restricted stock units	—	—	635	—	635
Net loss	—	—	—	(10,812)	(10,812)

Balance, December 31, 2007	$40	$—	$31,326	$(5,201)	$26,165

Outsourcing Solutions Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Year Ended December 31, 2007

(In thousands)

Operating activities
Net loss	$(10,812)
Adjustments to reconcile net loss to net cash from operating activities
Depreciation and amortization	13,911
Mandatorily redeemable preferred stock dividends	2,561
Long-term compensation expense	635
Loss on sales of property and equipment	766
Deferred income taxes	(4,637)
Impairment of purchased loans and accounts receivable portfolios	4,504
Impairment of goodwill/intangibles	10,892
Gain on sale of business	(744)
Change in assets and liabilities
Accounts receivable and other assets	3,641
Accounts payable and other liabilities	5,979

Net cash from operating activities	26,696

Investing activities
Purchases of loans and accounts receivable portfolios	(4,728)
Net collections applied to purchased loans and accounts receivable portfolios	5,837
Proceeds on sale of purchased loans and accounts receivable portfolios	1,931
Acquisition of property and equipment	(5,554)
Proceeds on sale of business	1,878
Proceeds on sales of property and equipment	101

Net cash used in investing activities	(535)

Financing activities
Repayments of debt	(13,772)
Borrowings under warehouse facility	4,920
Repayments under warehouse facility	(5,523)
Deferred financing costs	(1,392)

Net cash used in financing activities	(15,767)

Net increase in cash and cash equivalents	10,394
Cash and cash equivalents, beginning of period	30,318

Cash and cash equivalents, end of year	$40,712

Supplemental disclosure of cash flow information
Cash paid during period for interest	$13,237

Cash paid during period for taxes	$508

Refunds received during period for taxes	$1,924

Cash received during period for interest	$1,365

Supplemental disclosure of non-cash information
Issuance of common stock	$87

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2007

(In thousands, except share and per share amounts)

1. Summary of Significant Accounting Practices

Business

Outsourcing Solutions Inc. (“OSI”) is one of the leading providers of business process outsourcing receivables services in the United States. OSI and all of its wholly-owned and majority-owned subsidiaries (collectively, the “Company”) purchase and collect portfolios of charged-off loans and accounts receivable for the Company’s own account, service accounts receivable placements on a contingent and fixed fee basis and provide contract management of accounts receivable. The Company’s customers are mainly in the educational, utilities, telecommunications, retail, healthcare and financial services industries. The markets for the Company’s services currently are the United States, Puerto Rico, Canada and Mexico.

Consolidation Policy

The consolidated financial statements include the accounts of Outsourcing Solutions Inc. and all of its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash, money market investments, and overnight deposits with original maturities of less than three months. Cash equivalents are valued at cost, which approximates market. Cash and cash equivalents held for clients consist of certain restricted accounts which are used to maintain cash collected and held on behalf of the Company’s clients.

Purchased Loans and Accounts Receivable Portfolios

The Company accounts for its investment in purchased loans and accounts receivable portfolios (“Portfolios”) using the interest method (a calculated internal rate of return) under the guidance of SOP 03-3, Accounting for Loans or Certain Debt Securities Acquired in a Transfer unless based on certain circumstances, the Company accounts for certain Portfolios using the cost recovery method. An individual portfolio is recorded at cost and is accounted for as a single unit for the recognition of income, collections on the accounts and loss provision. Income on Portfolios is accrued monthly based on each portfolio’s effective internal rate of return. This internal rate of return is estimated based on the timing and amount of anticipated cash flows using the Company’s collection model. Monthly cash flows greater than the income accrual will reduce the carrying value of the portfolio. Likewise, monthly cash flows that are less than the monthly accrual will increase the carrying value. In the event that cash collections would be inadequate to amortize the carrying value, an impairment charge would be taken.

Generally, the agreements to purchase the Portfolios include general representations and warranties from the sellers covering account holder death or bankruptcy and accounts settled or disputed prior to sale. The representation and warranty period permitting the return of these accounts from the Company to the seller is typically 60 to 180 days. Gains or losses on sales of Portfolios are recognized when cash is received.

Revenue Recognition

Revenue from collections and outsourcing services is recorded as such services are provided. Certain collection services are provided on a contingent fee basis. For these services, revenue is recognized when cash is collected. Deferred revenue in the accompanying balance sheet primarily relates to certain prepaid fees for letter services for which revenue is recognized when the letter services are provided or the time period for which the Company is obligated to provide the letter services has expired.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

Accounts Receivable – Trade

Accounts receivable – trade are reported at net realizable value. This value includes an allowance for doubtful accounts, which is an estimate of the amount of probable credit losses determined from account reviews by management. Account balances are charged off against the allowance when it is probable the receivable will not be recovered.

Property and Equipment

At December 9, 2003, the date of the Company’s emergence from bankruptcy, property and equipment were recorded at fair market value. Any additions to property and equipment subsequent to December 9, 2003 are recorded at cost. Maintenance and repairs are expensed as incurred. When assets are retired or otherwise disposed of in the normal course of business, the cost and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in the results of operations. Depreciation is computed on the straight-line method based on the estimated useful lives as follows:

Furniture and fixtures	10 years
Machinery and equipment	10 years
Telephone equipment	7 years
Leasehold improvements	Lease term-5 years
Computer hardware and software	3-4 years

The Company annually reviews property and equipment to assess recoverability. Impairments are recognized in operations if the estimated future undiscounted cash flows derived from such property and equipment are less than its carrying value. Management believes there is no impairment of property and equipment at December 31, 2007.

Computer System Development Costs

The Company capitalizes computer system development costs that meet certain criteria and amortizes those costs to expense on a straight-line basis over 3 years. Computer system development costs not meeting the proper criteria for capitalization are expensed as incurred. The total net book value of capitalized computer system development costs was $3,557 at December 31, 2007. Amortization of capitalized computer system development costs was $1,446 in 2007.

Intangible Assets

Intangible assets deemed to have an indefinite life (primarily goodwill) are no longer amortized, but instead are reviewed at least annually for impairment. The Company uses significant operating entities as reporting units for assessing impairments. The impairment test includes application of a multiple to operating earnings to arrive at estimated fair value of the reporting units. The estimated fair value of the reporting unit is then compared to the net assets of the reporting unit. The Company completed the test for 2007 for its reporting units and did record goodwill impairment at December 31, 2007. See Note 4 for discussion of goodwill impairment recorded in 2007. Intangible assets with definite lives are amortized over the estimated useful lives (10 years) of the related assets (primarily customer relationships and tradenames) computed on the straight-line method. In addition, the Company tests intangible assets for impairment whenever events or circumstances indicate that an impairment exist.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

Deferred Financing Costs

Deferred financing costs are being amortized using the interest method over the term of the related debt agreement.

Income Taxes

OSI accounts for income taxes using an asset and liability approach. OSI recognizes the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the consolidated financial statements. OSI evaluates the recoverability of deferred tax assets and establishes a valuation allowance to reduce the deferred tax assets to an amount that is more likely than not to be realized.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting for Uncertainty in Income Taxes

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement 109 (“FIN 48”). FIN 48 addresses the accounting for uncertain tax positions that a company has taken or expects to take on a tax return. The Company is in the process of analyzing the impact of FIN 48 on its future financial results, which is required to be adopted in fiscal 2008.

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a formal framework for measuring fair value and expands disclosures about fair value measurements. The Company is in the process of analyzing the impact of SFAS No. 157 for financial assets and financial liabilities, which is effective for the Company’s fiscal year beginning 2008. The FASB delayed the effective date of SFAS No. 157 for nonfinancial assets and nonfinancial liabilities except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually) until the Company’s fiscal year beginning 2009. The Company does not expect a material impact to its future financial results.

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115. SFAS No. 159 provides entities with an option to report selected financial assets and liabilities at fair value. SFAS No. 159 is effective for the Company’s fiscal year beginning 2008. The Company does not expect a material impact to its future financial results.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

Business Combinations

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations. SFAS No. 141(R) requires the acquiring entity in a business combination to recognize the full fair value of the assets acquired and liabilities assumed in the transaction at the acquisition date; the immediate expense recognition of transaction costs; and accounting for restructuring plans separately from the business combination among others. SFAS No. 141(R) is effective for the Company’s fiscal year beginning 2009 and adoption is prospective only. SFAS No. 141(R) fundamentally changes many aspects of existing accounting requirements for business combinations. As such, if the Company enters into any business combinations after the adoption of SFAS 141(R), a transaction may significantly impact the Company’s financial position and earnings but not cash flows, compared to the Company’s recent acquisitions, accounted for under existing U.S. GAAP requirements, due to the reasons described above. Additionally, the Company provided certain income tax reserves for unrecognized tax benefits resulting from prior acquisitions. Under existing accounting requirements, if recognized, those income tax reserves would not affect the effective tax rate. However, upon the adoption of SFAS No. 141(R), if recognized, those income tax reserves will affect the effective tax rate.

Noncontrolling Interests in Consolidated Financial Statements

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51. SFAS No. 160 requires entities to report noncontrolling (minority) interests as a component of shareholders’ equity on the balance sheet; include all earnings of a consolidated subsidiary in consolidated results of operations; and treat all transactions between an entity and noncontrolling interest as equity transactions between the parties. SFAS No. 160 is effective for the Company’s fiscal year beginning 2009 and adoption is prospective only; however, presentation and disclosure requirements described above must be applied retrospectively. The Company is currently evaluating the impact of this standard on its future financial results.

2. Purchased Loans and Accounts Receivable Portfolios

In April 2003, an indirect subsidiary of OSI, Portfolio Acquisitions, LLC, was formed to acquire new loans and accounts receivable portfolios starting in 2004. Portfolio Acquisitions, LLC is consolidated in OSI’s operating results and balance sheet. As of December 31, 2007, the Company had Portfolios with an aggregate carrying value of $2,905. Changes in Portfolios for the year ended December 31, 2007 were as follows:

Balance at beginning of year	$10,449
Purchases of Portfolios, net of putbacks	4,728
Cash collections	(15,986)
Revenue recognized	10,149

(5,837)
Impairment charges	(4,504)
Net book value of Portfolios sold	(1,931)

Balance at end of year	$2,905

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

As of December 31, 2007, the Company had Portfolios accounted for under the cost recovery method with an aggregate carrying value of $1,563.

3. Property and Equipment

Property and equipment consists of the following at December 31:

Furniture and fixtures	$7,680
Machinery and equipment	899
Telephone equipment	9,219
Leasehold improvements	3,872
Computer hardware and software	33,871

55,541
Less accumulated depreciation	(36,514)

$19,027

4. Goodwill and Intangible Assets

Goodwill consists of the following at December 31:

Balance at beginning of year	$85,901
Reduction in certain unused liabilities	(172)
Impairment charge	(10,892)
Write-off due to sale of business	(356)

Balance at end of year	$74,481

During the Company’s annual goodwill impairment test for 2007, it was determined that the Company’s goodwill associated with its Portfolio Purchasing Services unit was impaired based on the operating results of this unit. As a result, a $10,892 goodwill impairment charge was recorded related to its Portfolio Purchasing Services unit in the year ended December 31, 2007.

During 2007, the Company reduced certain unused liabilities (which had been recorded in the December 9, 2003 beginning balance sheet upon emergence from bankruptcy).

Intangible assets consist of the following at December 31:

Customer relationships	$16,786
Tradenames	10,906

27,692
Less accumulated amortization	(11,168)

$16,524

The total amortization expense associated with intangible assets was $2,754 for the year ended December 31, 2007.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

The estimated amortization expense for each of the five succeeding fiscal years for customer relationships and tradenames held as of December 31, 2007 is as follows:

	Customer Relationships Amount	Tradenames Amount
2008	$1,676	$1,078
2009	1,676	1,078
2010	1,676	1,078
2011	1,676	1,078
2012	1,676	1,078

5. Other Assets

Other assets consist of the following at December 31:

Cash collateralization of bonds	$2,473
Cash surrender value of life insurance	2,043
Prepaid insurance	1,501
Deposits	1,178
Other	5,330

$12,525

6. Debt

Debt consists of the following at December 31:

Term Loan	$108,436
Revolving Credit Loan	—
Warehouse Facility Loan	—
Note payable to trust	—

Total debt	$108,436

In June 2005, OSI replaced its then existing credit agreement by entering into a new $160,000 credit agreement, as amended November 21, 2006 (“Credit Agreement”). The Credit Agreement consists of a $135,000 term loan (“Term Loan”), a $10,000 revolving credit loan (“Revolving Loan”) and a $15,000 synthetic deposit account (“Synthetic Deposit Account”). The Term Loan proceeds were used to refinance $113,279 of indebtedness outstanding on the closing date of the Credit Agreement with the remaining to be used for financing closing costs and general corporate and working capital purposes. The Term Loan matures on September 30, 2010 or if prior to such date OSI converts the 1,000,000 shares outstanding of its preferred stock outstanding at June 17, 2005 to its common stock, or exchanges its common stock or preferred stock that is not redeemable capital securities as defined in the Credit Agreement, then June 17, 2012. OSI is required to make quarterly principal repayments of $338. OSI made voluntary repayments of $6,700 and $18,700 in 2006 and 2005, respectively. Due to the voluntary repayments, OSI is not required to make quarterly repayments for the remaining life of the Term Loan. In addition, OSI is required to make certain mandatory repayments of principal upon the occurrence of certain events as defined in the Credit Agreement. During 2007, OSI made a mandatory

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

repayment of $827. No mandatory repayments are due at December 31, 2007. The Revolving Loan and the Synthetic Deposit Account have a term of five years and are fully revolving until June 17, 2010 at which date all outstanding principal and interest is due.

The Synthetic Deposit Account bears interest at 5.6%. The Term Loan and Revolving Loan bear interest at OSI’s option, (a) at a base rate equal to the greater of the federal funds rate plus 0.5% or the lender’s prime rate plus 4.5% or (b) at the LIBO rate plus 5.5%. In the event that the Company repays at least $25,000 of the Term Loan after November 21, 2006 but on or prior to June 30, 2007 each percentage set forth previously will immediately and permanently be reduced by 0.5% on the date such payment is made. The percentages remained as the Company did not repay at least $25,000 prior to June 30, 2007.

The Credit Agreement contains certain covenants the more significant of which limit dividends, asset sales, acquisitions and additional indebtedness, as well as requires OSI to satisfy certain financial performance ratios. During 2006, the Credit Agreement was amended to revise certain covenants as well as certain financial performance ratios. OSI incurred $1,909 of costs to amend the Credit Agreement. At December 31, 2007, OSI is in compliance with all applicable covenants and financial performance ratios.

Unless the Company repays at least $25,000 of the Term Loan on or after November 21, 2006 but on or prior to June 30, 2007, the Company will pay on June 30, 2007, a supplemental amendment fee in an amount equal to 0.25% of the sum of the outstanding principal amount of the Term Loan, the unused portion of the Revolving Loan and the aggregate amount of the Synthetic Deposit Account. The Company did not repay at least $25,000 prior to June 30, 2007 resulting in a $335 supplemental amendment fee payment. The Company’s interest rate is 10.35% at December 31, 2007.

Current operations of the Company do not involve activities materially affecting the environment. However, in full satisfaction, payment and discharge of the United States Environmental Protection Agency’s (“EPA”) post-confirmation claim resulting from a pre-2004 acquisition, the Company paid to The Four Sites Union Settlement Trust (“Union Trust”) $1,000 in 2003 and will pay up to an additional $13,500. During 2006, the Company paid $555 to the Union Trust resulting in a remaining amount of $12,945 payable to the Union Trust. During 2007, the Company paid the remaining amount due of $12,945. Funds are now held in accounts at the EPA for reimbursement of certain remediation costs. During 2007, the Company incurred and paid $292, which are included in other expense on the consolidated statement of operations.

In December 2003, the Company entered into the Warehouse Facility for up to $90,000 of funding capacity for the purchase of Portfolios. The term of the Warehouse Facility extends for two years from the effective date (January 26, 2005) as defined in the Warehouse Facility with certain renewal provisions, subject to approval by the lender. During 2007, the Warehouse Facility was amended to a $50,000 funding capacity, revised certain other provisions and extended the facility to February 26, 2009. Under this agreement, loans issued to the Company for the purchase of Portfolios are funded by the lender of the Warehouse Facility. When loans are issued, the Company is required to make monthly principal repayments based on the collection model used for the individual portfolio purchased. Interest on the loans is payable monthly at the LIBOR rate plus 2.75% for 2007 (7.5% at December 31, 2007).

In addition, under the Warehouse Facility, the Company incurs a facility fee, which is 0.375% of $50,000, payable monthly, and an unused commitment fee, which is 0.25% of the unused commitment portion of the Warehouse Facility, payable monthly.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

At December 31, 2007, the Company had no outstanding borrowings under the Warehouse Facility.

The Credit Agreement is guaranteed by substantially all of OSI’s present domestic subsidiaries and any additional domestic subsidiaries formed by OSI that become guarantors under the Credit Agreement (the “Restricted Subsidiaries”). In addition, the Credit Agreement is secured by substantially all of the stock of the Company’s present domestic subsidiaries and by substantially all of OSI’s domestic property assets.

The Restricted Subsidiaries are all of the direct and indirect subsidiaries of OSI except for portfolio purchasing services subsidiaries, certain education services subsidiaries and certain other subsidiaries that are individually and in the aggregate inconsequential. OSI is a holding company with no separate operations, although it incurs some administrative expenses. OSI has no significant assets or liabilities other than the common stock of its subsidiaries, cash, certain assets, debt, related financing costs and accrued expenses.

Summarized combined financial information of the Restricted Subsidiaries at December 31 is shown below:

Total assets	$214,611

Total liabilities	$211,168

Operating revenue	$365,648

Income from operations	$9,586

Net loss	$(7,651)

Scheduled maturities of debt at December 31, 2007 are as follows:

Amount
2008	$—
2009	—
2010	108,436
2011	—
2012	—
Thereafter	—

Total payments	$108,436

See Note 19 regarding the sale of OSI to NCO Group, Inc. in 2008 and the related payoff of all outstanding debt.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

7. Other Liabilities

Other liabilities consist of the following at December 31:

Deferred revenue	$24,345
Accrued taxes	17,351
Accrued workers’ compensation	2,934
Accrued restructuring costs	2,921
Legal and related accruals	1,108
Other	10,750

$59,409

8. Mandatorily Redeemable Preferred Stock

Mandatorily redeemable preferred stock consists of the following:

	Class A Convertible Preferred Stock	Class B Preferred Stock	Total
Balance at January 1, 2007	$15,824	$—	$15,824
Accrued dividends	2,561	—	2,561

Balance at December 31, 2007	$18,385	$—	$18,385

Under OSI’s Certificate of Incorporation, OSI is authorized to issue 1,000,000 shares of Class A Convertible Preferred Stock par value $0.01 (“Class A Preferred”) and 20,000 shares of Class B Preferred Stock, par value $0.01 (“Class B Preferred” and together with Class A Preferred the “Senior Preferred”). The liquidation value of each share of Class A Preferred and Class B Preferred is $10 and $1,000, respectively. Dividends are cumulative on a daily basis at an annual rate of 15% of the liquidation value and are payable quarterly. At any time, upon the election of the majority holders of the Class A Preferred, all of the outstanding Class A Preferred shall be converted into OSI’s Class B Common Stock at the conversion price of $10.8108. In conjunction, Class B Preferred shares shall be issued equal to the aggregate amount of accrued and unpaid dividends on the Class A Preferred shares divided by the Class B Preferred liquidation value.

OSI may at any time upon certain events require the conversion of all of the Class A Preferred into Class B Common Stock at the conversion price. Any accrued and unpaid dividends on the Class A Preferred shall be converted into Class B Preferred at the Class B Preferred liquidation value.

OSI may at any time after the fourth year from date of issue redeem at a premium all of the outstanding Senior Preferred shares. At the seventh year from the date of issue, OSI must redeem all of the outstanding Class A Preferred shares and Class B Preferred shares at a price per Class A Preferred share or Class B Preferred share equal to the liquidation value plus an amount equal to all accrued and unpaid dividends.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

9. Income Taxes

Major components of the Company’s income tax provision are as follows:

Current
Federal	$3,689
State	1,190
Foreign	520

Total current	5,399

Deferred
Federal	(4,062)
State	(749)
Foreign	(28)

Total deferred	(4,839)

Provision for income taxes	$560

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes.

Net deferred tax assets consist of the following at December 31:

Deferred tax assets
Net operating loss carryforwards	$11,812
Accrued liabilities	12,624
Loans and accounts receivable	2,594
Property and equipment	(2,841)
Intangible assets	2,818
Tax credit carryforwards	1,313

Total deferred tax assets	28,320
Less valuation allowance	(9,263)

Net deferred tax assets	$19,057

Management of OSI had previously provided a valuation allowance in the amount of $22,000 against its net deductible temporary difference to account for the potential nonrealization of tax benefits. Through the end of 2007, tax benefits of $13,484 from those net deductible temporary differences were deducted on tax filings for the Company. Thus, management reduced the valuation allowance. To the extent additional tax benefits are ultimately realized from the remaining net deductible temporary differences available at the date of emergence from bankruptcy, such tax benefits will be reflected as an adjustment to goodwill. For 2007, tax benefits of $172 were ultimately realized and reflected as an adjustment to goodwill.

As of December 31, 2007, management of OSI has provided a valuation allowance in the amount of $748, against its potential tax benefits from foreign tax credit carryovers.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

A reconciliation of the Company’s reported income tax provision to the U.S. federal statutory rate is as follows:

Federal tax benefit at statutory rate	$(3,512)
State income taxes (net of federal tax expense)	799
Nondeductible amortization/impairment	3,812
Mandatorily redeemable preferred stock dividends	896
Nontaxable foreign income	(616)
Other	(819)

Provision for income taxes	$560

10. Related Party Transactions

Under various financing arrangements associated with the Company’s Credit Agreement and Warehouse Facility, the Company paid interest and fees of $7,541 for the year ended December 31, 2007 to certain lenders, who are OSI stockholders.

11. Management Incentive Plans

In 2006, OSI adopted a long-term incentive plan designed to reward certain key members of management for achieving specific financial objectives over a two-year period commencing January 1, 2006. Participants in the plan will earn awards depending on OSI’s financial performance over this two-year period. Such awards will be paid December 31, 2012 or earlier upon the occurrence of certain events. Participants will be credited with interest on the amount of his or her earned award from the date awards are earned until the earlier of the date the awards are paid or participant’s termination of employment with the Company. Compensation expense related to this long-term incentive plan was $618 for the year ended December 31, 2007. The financial objectives over the two-year period ended December 31, 2007 were achieved and as a result, the awards earned.

In 2004, OSI adopted a management incentive plan that authorized the issuance of 375,000 shares of its Class A common stock in the form of restricted shares or restricted units. The plan is designed to attract, motivate and retain selected senior executives of the Company. Shares or units awarded under the plan vest over time based upon the participants’ continued service, with vesting accelerated upon the occurrence of certain events. Vested restricted units will be converted into shares of common stock on the earliest of a change of control, termination of employment or December 31, 2010. The plan contains an anti-dilution provision that provides for the issuance of additional shares of restricted stock upon the occurrence of certain events. Based on the fair value of the awards at grant date, the Company records compensation expense over the vesting period of the related awards.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

In 2004, 302,000 shares were issued. The following table presents a summary of the status of OSI’s unvested restricted stock for the year ended December 31:

	Restricted Stock Shares	Weighted Average Grant Date Fair Value
Unvested at beginning of year	780	$6.63
Forfeited	(780)	6.63

Unvested at end of year	—	6.63

Compensation expense related to the restricted stock shares was $0 for the year ended December 31, 2007.

The following table presents a summary of the status of OSI’s unvested restricted stock units for the year ended:

	Restricted Stock Units	Weighted Average Grant Date Fair Value
Unvested at beginning of year	23,944	$36.55
Granted	4,900	29.01
Vested	(17,007)	37.01
Forfeited	(1,360)	35.00

Unvested at end of year	10,477	32.48

At December 31, 2007, unrecognized compensation expense for the unvested restricted stock units was $340, which is expected to be recognized over a weighted average period of 2.1 years. Compensation expense related to the restricted stock units was $635 for the year ended December 31, 2007. During 2007, 3,640 vested restricted stock units were converted to common stock, which had a fair value of $87. The income tax benefit related to the conversion of the restricted stock units was $35 for the year ended December 31, 2007. The income tax benefit is based on the income realized by the employee upon conversion. At December 31, 2007, 48,423 vested restricted stock units were convertible to common stock.

12. Commitments and Contingencies

From time to time, the Company enters into servicing agreements with companies, which service loans for others. The servicers handle the collection efforts on certain nonperforming loans and accounts receivable on the Company’s behalf. Payments to the servicers vary depending on the servicing contract. Current contracts expire on the anniversary date of such contracts but are automatically renewable at the option of the Company.

A subsidiary of the Company has one Portfolio Flow Purchase Agreement, whereby the subsidiary has a monthly commitment to purchase nonperforming loans meeting certain criteria for an agreed upon price subject to due diligence. The agreement was terminated in February, 2007. The purchases under the Portfolio Flow Purchase Agreement were $1,341 for the year ended December 31, 2007.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

The Company leases certain office space and computer equipment under non-cancelable operating leases. These non-cancelable operating leases, with terms in excess of one year, are due in approximate amounts as follows

Amount
2008	$15,218
2009	12,047
2010	8,627
2011	4,277
2012	2,543
Thereafter	3,681

46,393
Sublease rentals	(1,260)

Total net lease payments	$45,133

Rent expense under operating leases was $13,904 for the year ended December 31, 2007.

13. Litigation

At December 31, 2007, OSI and certain of its subsidiaries were involved in a number of legal proceedings and claims that occurred in the normal course of business and are routine to the nature of the Company’s business. While the results of litigation cannot be predicted with certainty, the Company has provided for the estimated uninsured amounts and costs to resolve these pending matters, and management, in consultation with legal counsel, believes that reserves established for the ultimate resolution of pending matters are adequate at December 31, 2007.

In March 2005, a subsidiary of OSI, OSI Collections Services, Inc. (“OCS”) received a subpoena from the State of New Jersey Commission of Investigation (“SCI”) related to its investigation regarding certain contracts between New Jersey Department of Treasury and OCS. OCS fully cooperated with the SCI’s subpoena. SCI’s investigation and subsequent report alleged that OCS had spent approximately $66 on meals, entertainment and gifts for New Jersey employees over a six year period and also alleged that OCS had over billed New Jersey approximately $1,000 over the six year period. The above matter was referred to the New Jersey Attorney General and the United States Attorney for New Jersey. In January 2007, OCS and the State of New Jersey reached an agreement, which provides full restitution to the state for the above, in the amount of $2,000. The Company accrued $2,000 at December 31, 2006. In January, 2007, payment of the above amount was made to the State of New Jersey.

14. Fair Value of Financial Instruments

The estimated fair values and the methods and assumptions used to estimate the fair values of the financial instruments of the Company as of December 31, 2007 are as follows. The carrying amount of cash and cash equivalents and long-term debt approximates the fair value. The fair value of the long-term debt was determined based on current market rates offered on debt with similar terms and maturities. The fair value of Portfolios was determined based on both market pricing and discounted expected cash flows. The estimated fair value of Portfolios approximated their carrying value at December 31, 2007.

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

15. Employee Benefit Plans

At December 31, 2007, OSI and its subsidiaries have two defined contribution plans, one of which provides retirement benefits to the majority of all full time employees. OSI and its subsidiaries match a portion of employee contributions to one of the plans. Contributions to the plan, charged to expense, were $1,531 for the year ended December 31, 2007.

In November 2000, OSI established a deferred compensation plan for selected employees who, due to Internal Revenue Service guidelines, cannot take full advantage of the contributory plan. This plan, which is not required to be funded, allows eligible employees to defer portions of their current compensation. To support the deferred compensation plan, OSI elected to purchase Company-owned life insurance. The cash surrender value of Company-owned life insurance, which is included in other assets, was $2,043 at December 31, 2007. The deferred compensation liability, which is included in other liabilities, was $1,265 at December 31, 2007.

16. Restructuring

During 2007, the Company closed various call centers and reduced its workforce. As a result, the Company incurred expenses of $7,095 for the year ended December 31, 2007. These expenses include costs resulting from closure of various call centers, severance associated with these office closures and severance related to the reduction of its workforce. Severance costs incurred were $2,210 for 2007, which are included in salaries and benefits on the consolidated statements of operations. Call center closure costs incurred were $4,885 for 2007, which are included in service fees and other operating and administrative expenses on the consolidated statements of operations. Accrued costs consists of the following at December 31:

Accrued balance at beginning of year	$1,302
Charge to expense	7,095
Cash payments	(5,476)

Accrued balance at end of year	$2,921

17. Significant Disposition

On December 31, 2007, OSI sold a division, RWC Consulting Group, LLC (“RWC”), a service company providing highly-skilled consultants to banks and government agencies to assist in their back office functions. The sale price was $2,300, which included a $400 note due January 1, 2013. OSI recorded a gain on the sale of $744 ($446, net of tax), which is included in income from discontinued operations, net of tax on the consolidated statement of operations. Income from discontinued operations, net of tax consists of the following:

Revenues	$10,086
Earnings before income taxes	413
Provision for income taxes	165

Earnings from operations of discontinued business	248

Pretax gain on sale of discontinued business	744
Provision for taxes	298

Gain on sale of discontinued business, net of tax	446

Earnings from discontinued operations, net of tax	$694

Outsourcing Solutions Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

December 31, 2007

(In thousands, except share and per share amounts)

18. State of New Mexico Audit

In early 2007, the State of New Mexico conducted an audit for gross receipts tax for services provided in New Mexico from March 1, 2005 through February 28, 2007 under a certain contract. Upon completion of the audit, the Company and the State of New Mexico agreed to an assessment of $892, which included interest and penalties. This amount is included in service fees and other operating and administrative expenses on the consolidated statements of operations. Payment of the $892 was made in November, 2007 and the Company has filed required gross receipts tax returns subsequent to February 28, 2007.

19. Subsequent Event

On February 29, 2008, the issued and outstanding stock of OSI was acquired by NCO Group, Inc. In connection with the sale, amounts outstanding under the Term Loan were repaid, the Credit Agreement and Warehouse Facility were terminated and all stock units were vested and settled. The accompanying financial statements do not reflect any adjustments for the effects of the sale of OSI to NCO Group, Inc.